Exhibit 10.1

FIRST AMENDMENT TO THE
DUN & BRADSTREET CAREER TRANSITION PLAN
(As Amended and Restated as of August 4, 2015)

THIS FIRST AMENDMENT, by THE DUN & BRADSTREET CORPORATION (the “Corporation”) to The Dun & Bradstreet Career Transition Plan (as Amended and Restated as of August 4, 2015) (the “Plan”) is effective as specified below.

WITNESSETH:

WHEREAS, the Corporation sponsors the Plan and the Corporation has delegated authority to make amendments to the Plan (as well as the ability to further delegate the amendment power) to the Compensation & Benefits Committee of the Corporation (the “C&BC”);

WHEREAS, the C&BC has retained authority to make amendments to the Plan that might have a material impact on the Corporation while delegating authority for other amendments to the Plan Benefits Committee appointed by the C&BC (“PBC”).

WHEREAS, the PBC considers it desirable to amend the Plan to provide that Plan benefits generally are not available to employees who terminate employment within six months after they are hired, with certain exceptions.

NOW THEREFORE, it is hereby resolved that the Plan be, and it hereby is, amended, effective as specified below:

I.

Section 1.7 of the Plan is amended to read as follows effective with respect to Eligible Employees who commence employment with a Participating Company on or after May 9, 2016:

“1.7    "Eligible Termination" shall mean:
(a)     a Separation from Service of an Eligible Employee that constitutes an involuntary termination of employment with a Participating Company by reason of a reduction in force program or job elimination;
(b)     a Separation from Service of an Eligible Employee who has completed at least six months of continuous service with a Participating Company that constitutes an involuntary termination of employment with a Participating Company by reason of unsatisfactory performance in the execution of such Eligible Employee's duties; and
(c)     a Separation from Service of an Eligible Employee who has completed at least six months of continuous service with a Participating Company that constitutes a resignation for Good Reason that is mutually agreed to in writing by the Participating Company and such Eligible Employee.
Notwithstanding the foregoing, an Eligible Termination shall not include:

(w)     a unilateral resignation;
(x)     a termination by a Participating Company for Cause;
(y)     a termination as a result of a sale (whether in whole or in part, of stock or assets), an elimination or reduction of any operations in connection with the purchase of comparable operations from a third-party vendor (including an outsourcing), a merger or other combination, spin-off, reorganization or liquidation, dissolution or other winding up or other similar transaction involving a Participating Company, in any case, where an offer of employment at a Comparable Base Salary (as defined herein) is made to the Eligible Employee by the purchaser, acquirer or successor or surviving entity (including a third-party vendor) concurrently with his or her termination; and
(z)     any termination where an offer of employment with a Participating Company at a Comparable Base Salary (as defined herein) is made to the Eligible Employee concurrently with his or her termination.
For purposes of this Section 1.7, an offer of employment shall be deemed to be at a "Comparable Base Salary" if the annualized base salary offered to the Eligible Employee it is not less than the Eligible Employee's Base Salary at the time of his or her Separation from Service. For purposes of this Section 1.7, an Eligible Employee shall be treated as receiving an offer of employment at a Comparable Base Salary if the Plan Administration Committee in good faith determines that the Eligible Employee would have received such an offer but for the Eligible Employee's failure to diligently apply for such employment.”
II.

Section 2.2 of the Plan is clarified to read as follows as of January 1, 2015:

“2.2 The Compensation & Benefits Committee is authorized, in its sole discretion, to award benefits as set forth on Schedule A to an Eligible Employee who is a C&BC Reviewed Employee with respect to a Separation from Service that does not constitute an Eligible Termination. In addition, the Plan Administration Committee is authorized, in its sole discretion, to award benefits as set forth on Schedule A to an Eligible Employee who is not a C&BC Reviewed Employee with respect to a Separation from Service that does not constitute an Eligible Termination. As a result, it is possible that an Eligible Employee who is not otherwise eligible for benefits under the terms of the Plan may be awarded benefits under the Plan pursuant to the terms of a Severance and Release Agreement.”

III.

In all other respects, the Plan shall remain in full force and effect.

IN WITNESS WHEREOF, the members of the PBC have executed this First Amendment on the 9th day of May, 2016, effective as stated above.

/s/ JIM GEOGHAN
Jim Geoghan

/s/ KATHY GUINNESSEY
Kathy Guinnessey

/s/ LOUIS SAPIRMAN
Louis Sapirman

/s/ ROBERT SKEA
Robert Skea